CODE OF ETHICS

                                       OF

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

PREAMBLE

                  This Code of Ethics  ("Code") is being  adopted in  compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 204-2 thereunder and Section 17j of the Investment Company Act of 1940 (the "40 Act") and Rule 17j-1 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act and Rule 17j-1 of the 40 Act make it unlawful for certain persons, including

BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. (the "Firm"):
-----------------------------------------

                  (1) To employ a device, scheme or artifice to defraud any client or prospective client, or any mutual fund portfolio managed by the Firm (the "Fund");

                  (2) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client, or the Fund;

                  (3) Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

                  (4)      To engage   in  any act,   practice,   or  course  of
                           business    which   is   fraudulent,   deceptive   or
                           manipulative; or



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                  (5)      To make   to  the  Fund any  untrue  statement  of  a
                           material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.

                  This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

                  This Code of Ethics is adopted by the Board of Directors of the Firm. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm and shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients or shareholders; (ii) taking inappropriate advantage of their position with the Firm or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and to the Fund's Compliance Officer.


POLICY STATEMENT ON INSIDER TRADING

                  The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Firm's Compliance Officer.

                  The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

                  While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                  1)       trading   by  an  insider,  while  in  possession  of
                           material nonpublic information, or

                  2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

                  3)       communicating material   nonpublic   information   to
                           others.

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                  The  concept of  "insider"  is broad.  It  includes  officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

                  Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                  Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

                  Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

               i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

               ii.  Is the information  nonpublic?  To whom has this information
                    been  provided?   Has  the  information   been   effectively
                    communicated to the marketplace?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

               i.   Report  the  matter  immediately  to the  Firm's  Compliance
                    Officer.

               ii. Do not purchase or sell the securities on behalf of yourself or others.

               iii. Do not  communicate  the  information  inside or outside the
                    Firm, other than to the Firm's Compliance Officer.

               iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

                  Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

                  The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

               To prevent insider trading, the Firm will:

               i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and


               ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

                    1. implement measures to prevent dissemination of such information, and

                    2.       if necessary,  restrict  officers,   directors  and
                             employees from trading the securities.

               To detect insider trading, the Firm's Compliance Officer will:

               i. review the trading activity reports filed by each officer, director and employee, and

               ii.  review the trading activity of accounts managed by the Firm.



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         A.       DEFINITIONS

               (1)  "ACCESS  PERSON"  means  any  director,   officer,   general
                    partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

               (2) "ADVISORY PERSON" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm or the Fund with regard to the purchase or sale of a security by the Firm or the Fund.

               (3) "AFFILIATED COMPANY" means a company which is an affiliated person.

               (4) "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) and person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisor board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

               (5) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm or the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a security.

               (6) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

               (7) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

               (8) "INVESTMENT PERSONNEL" means (a) any portfolio manager of the Firm or the Fund as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

               (9)  "PERSON" means any natural person or a company.

               (10) "PORTFOLIO  MANAGER" means an employee of the Firm entrusted
                    with  the  direct   responsibility  and  authority  to  make
                    investment decisions.

               (11) "SECURITY"  means any note,  stock,  treasury  stock,  bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of unaffiliated registered open-end investment companies (mutual funds).

         B.       TRADING RESTRICTIONS FOR ACCESS PERSONS

               (1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access persons are subject to the following restrictions with respect to their securities transactions:

                    (a) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access persons are prohibited from accepting any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Firm or the Fund; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business;

                    (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm or the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients and the Fund's shareholders. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

                    (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access persons are prohibited from acquiring securities in an initial public offering.

                    (d) PROHIBITION ON PRIVATE PLACEMENTS. Access persons are prohibited from acquiring securities in a private placement without prior approval from the Firm's
                         Compliance Officer. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

                    (e) PROHIBITION ON OPTIONS. Access persons are prohibited from acquiring or selling any option on any security.

                    (f) PROHIBITION ON SHORT-SELLING. Access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

                    (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.


               (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by any client of the Firm or by the Fund:



                    (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT OR THE FUND. Access persons are prohibited from purchasing or selling any security within three calendar days after any client or the Fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to the appropriate client portfolio(s) or the Fund.


                    (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT OR THE FUND. Any access person who purchases a security within seven calendar days before any client or the Fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the client or the Fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to the appropriate client portfolio(s) or the Fund any gain from the transaction.

                    (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT OR THE FUND. Any access person who sells a security within seven days before any client or the Fund sells the same (or a related) security must relinquish to the appropriate client portfolio(s) or the Fund the difference between the access person's sale price and the client portfolio(s) or the Fund's sale price (assuming the access person's sale price is higher).

         C.       EXEMPTED TRANSACTIONS

                  The prohibitions of Sections B (1)(f)(g) and B (2)(a)(b)(c) shall not apply to:

                    (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

                    (2) purchases or sales which are non-volitional on the part of either the access person or the Firm;

                    (3) purchases which are part of an automatic dividend reinvestment plan; and

                    (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         D.       COMPLIANCE PROCEDURES

                    (1) RECORDS OF SECURITIES TRANSACTIONS. All access persons must notify the Firm's Compliance Officer if they have opened or intend to open a brokerage account. Access persons must direct their brokers to supply the Firm's Compliance officer with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

                    (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All access persons shall receive prior written approval from the Firm's Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling securities. The personal securities transactions pre-clearance form is attached as Exhibit D.

                    (3) DISCLOSURE OF PERSONAL HOLDINGS. All access persons shall disclose to the Firm's Compliance Officer all personal securities holdings upon the later of commencement of employment or adoption of this Code of Ethics and thereafter on an annual basis as of December
                         31. This initial report shall be made on the form attached as Exhibit A and shall be delivered to the Firm's Compliance Officer.

                    (4) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. Every access person shall certify annually that:

                    (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

                    (b) they have complied with the requirements of the Code of Ethics; and
                    (c) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

                  The annual report shall be made on the form attached as Exhibit B and delivered to the Firm's Compliance Officer.

                    (5)  REPORTING REQUIREMENTS

                    (a) Every access person shall report to the Compliance Officer of the Firm the information described in, Sub-paragraph (5)(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                    (b) Reports required to be made under this Paragraph (5) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                         (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                         (iii)   the price   at   which   the   transaction  was
                                 effected; and

                         (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

                                 Duplicate copies of the broker confirmation of all personal transactions and copies of periodic statements for all securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

                    (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                    (d) The Compliance Officer of the Firm shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                    (e) Reports submitted to the Compliance Officer of the Firm pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

                    (6)  CONFLICT OF INTEREST

                         Every access person shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients (including the Fund), such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

 E. REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

                    (1) The Firm's Compliance Officer shall promptly report to the Board of Directors and to the Fund's Compliance Officer all apparent violations of this Code of Ethics and the reporting requirements thereunder.

                    (2) When the Firm's Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 of the 40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.

                    (3) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

         F.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS

                    (1) The Firm's Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Board of Directors. Such annual report shall:

                    (a)  Summarize  existing   procedures   concerning  personal
                         investing and any changes in the procedures made during the past year;

                    (b) identify any violations requiring significant remedial action during the past year; and

                    (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

                  The Fund's Compliance Officer will prepare a similar report for the Fund's Board of Directors.

         G.       SANCTIONS

                  Upon discovering a violation of this Code, the Board of Directors may impose such sanctions, as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

         H.       RETENTION OF RECORDS

                  This Code of Ethics, a list of all persons required to make reports hereunder from time to time, as shall be updated by the Firm's Compliance Officer, a copy of each report made by an access person hereunder, each memorandum made by the Firm's Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

Dated:    January 3, 2000

                                                                      Exhibit A

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Access Persons."

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

======================================== ====================================== ======================================
          NAME OF SECURITIES                       NUMBER OF SHARES                     (DIRECT OR INDIRECT)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

======================================== ====================================== ======================================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

Date:                                               Signature:
      -------------------------------------------              ------------------------------------------------
       (First date of investment personnel
           status)
                                                   Print Name:
                                                               ------------------------------------------------

                                                        Title:
                                                               ------------------------------------------------

                                                     Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                               ------------------------------------------------

Date:                                               Signature:
      -------------------------------------------              ------------------------------------------------
                                                               Firm's Compliance Officer


                                                                      Exhibit B

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."


     2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

     3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Firm or the Fund to any employees of any other UAM affiliate, except where the disclosure occurred subsequent to the execution of withdrawal of an order.

     4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

     5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following securities:

======================================== ====================================== ======================================
                                                                                          TYPE OF INTEREST
          NAME OF SECURITIES                       NUMBER OF SHARES                     (DIRECT OR INDIRECT)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

======================================== ====================================== ======================================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).


Date:                                               Signature:
      -------------------------------------------             ------------------------------------------------

                                                   Print Name:
                                                              ------------------------------------------------

                                                        Title:
                                                              ------------------------------------------------


                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                              ------------------------------------------------


Date:                                               Signature:
       -------------------------------------------            ------------------------------------------------
                                                                Firm's Compliance Officer


                                                                      Exhibit C

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

 Securities Transactions Report For the Calendar Quarter Ended: _______________

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm.

=================== ================= ============ ================ ==================== ========== ======================
     SECURITY           DATE OF         NO. OF      DOLLAR AMOUNT        NATURE OF         PRICE        BROKER/DEALER
                      TRANSACTION       SHARES     OF TRANSACTION       TRANSACTION                    OR BANK THROUGH
                                                                      (Purch., Sale,                    WHOM EFFECTED
                                                                          Other)
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

=================== ================= ============ ================ ==================== ========== ======================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Firm clients or any related portfolios, including the Fund.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

Date:                                               Signature:
     -------------------------------------------               ------------------------------------------------
     (First date of investment personnel status)
                                                   Print Name:
                                                               ------------------------------------------------

                                                        Title:
                                                               ------------------------------------------------

                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                               ------------------------------------------------

Date:                                               Signature:
     ---------------------------------------                   ------------------------------------------------
                                                                Firm's Compliance Officer


                                                                      Exhibit D

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

               Personal Securities Transactions Pre-clearance Form
                       (see Section D(2), Code of Ethics)

To the  Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

I hereby request pre-clearance of the following proposed transactions:

=================== =========== =================== ==================== ============= ====================== ====================
     SECURITY         NO. OF     DOLLAR AMOUNT OF        NATURE OF          PRICE          BROKER/DEALER          AUTHORIZED
                      SHARES       TRANSACTION          TRANSACTION          (OR          OR BANK THROUGH
                                                      (Purch., Sale,       PROPOSED        WHOM EFFECTED            YES NO
                                                          Other)            PRICE)
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------------------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
=================== =========== =================== ==================== ============= ====================== ========= ==========



Date:                                              Signature:
      -------------------------------------------            ------------------------------------------------
      (First date of investment personnel
           status)
                                                  Print Name:
                                                            ------------------------------------------------

                                                       Title:

                                                            ------------------------------------------------

                                                    Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                            ------------------------------------------------


Date:                                              Signature:
     -------------------------------------------            ------------------------------------------------
                                                            Firm's Compliance Officer

                           EQUINOX CAPITAL MANAGEMENT
                                 CODE OF ETHICS


All employees, Directors and Officers will be required to follow the regulations stated below as they pertain to employee and employee-related trading. This type of trading should include ACTIVITY FOR YOURSELF, AS WELL AS FOR YOUR SPOUSE, MINOR CHILDREN, OR ANY PERSON WHO LIVES WITH YOU, AS WELL AS ANY OTHER ACCOUNT WHICH YOU HAVE ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP:

     o All employees will be restricted from trading in any security traded for ECM clients for the time frame detailed below. Specifically, once a stock is recommended for purchase or sale, it will be restricted for trade by ECM employees. It will be restricted until the buy/sell program has been completed for all ECM clients. A seven-day black-out period between the completion of the trading program for ECM clients and the beginning of the employee program will be in effect. The same practice applies to a stock that is being reweighted in client portfolios, whether it is from a cash addition or withdrawal. If an employee has executed an order within the 7-day black-out period, in front of or behind the trade, prior to their knowledge of a client cash addition/withdrawal, the employee execution will stand as long as the client receives the better execution price. If the employee has received a better price, he will need to disgorge the difference to a charity. In short, with limited exceptions, employees may not trade in client names within seven days front and back of client activity in that name.

     o All employee trading must be approved prior to execution. Trades should be written up on a pre-printed trade ticket, then signed off by Wendy Lee. If Wendy is not available, Ron Ulrich should sign the ticket. If Ron or Wendy are not available, then Laurie Vicari should sign the ticket. The ticket will then be time-stamped and returned to you. You will not be able to execute your trade until you have received a time-stamped trade ticket signifying approval. The signed and time-stamped trade ticket completed with execution price should be given back to Laurie Vicari for inclusion in employee trading files. If trades have been entered at a limit and are not executed on the day you received approval, the above procedure will need to be repeated the following day. If the procedure is not repeated and the trade has not been approved, you should cancel the standing order. When seeking approval for a sell order, the corresponding buy documentation must be handed in at the same time for inclusion with the order memoranda. When trading while on the road, you will need to fax or email the individuals above, in the order above, with the details of your trade prior to execution. If doing a sell, you will need to fax the corresponding buy info in order to receive approval. You may not execute the trade until you have heard back via email or fax from the designated parties that your trade has been approved. You should then fax or email Laurie Vicari with the execution price that day. You will be responsible for writing up a formal trade ticket upon your arrival back to the office to which the fax or email will be attached to. You will not receive approval for new trades if "on the road" trade tickets have not been completed. Please note that again, if entering a limit order, the same rules as above apply with regard to re-entering trade information if the trade is not executed the same day.

     o ECM Compliance must receive copies of all security transaction confirmations and monthly brokerage statements for all employee and employee-related accounts on a timely basis. These documents will then be reviewed and approved by Ron Ulrich. Mutual fund activity need not be disclosed, but ANY self-directed trading activity in any other type of investment MUST be disclosed, including bond activity for both employee and related accounts. Annual brokerage statements must be received for accounts that have not had any activity during the year and therefore would not generate interim statements. Within 10 days of employment inception, each person shall provide the Compliance Department with a list of security holdings as of the most recent month end for the accounts that they are required to report.

     o Employees and related accounts are prohibited from profiting in the purchase and sale, or sale and purchase, of the same securities, options or any other product within 60 calendar days. Any profits realized on such short-term trades will be subject to disgorgement.

     o Employees and related accounts are prohibited from participating in private placement deals and IPO's.

     o Employees are restricted from serving on the Board of Directors of any company that is publicly traded.

     o Employees are prohibited from accepting gifts having a monetary value over $25, but are allowed to accept gifts such as tickets to sporting events and theater events on an occasional basis, and may accept food gifts as long as they are shared with staff.

     Please note that in addition to filling out quarterly 17-j-1 Forms, you will also be required to sign a yearly attestion letter affirming your knowledge and compliance with the Company's Code of Ethics.

     The above regulations will be strictly enforced, and failure to follow the Code will result in disciplinary action.

                        SANFORD C. BERNSTEIN & CO., LLC

                                 CODE OF ETHICS

                                  JANUARY 2001







               Sanford C. Bernstein & Co., LLC is a subsidiary of
                        Alliance Capital Management L.P.

                         SANFORD C. BERNSTEIN & CO., LLC

                                 CODE OF ETHICS

     Sanford C. Bernstein & Co., LLC is a wholly-owned indirect subsidiary of Alliance Capital Management L.P. The Code of Ethics of Sanford C. Bernstein & Co., LLC is currently comprised of the Code of Ethics of Alliance Capital Management L.P. and certain additional rules of conduct and trading restrictions that are specifically applicable to staff members of Sanford C. Bernstein & Co., LLC.

                         SANFORD C. BERNSTEIN & CO., LLC

                                 CODE OF ETHICS

                                     PART I

               CODE OF ETHICS OF ALLIANCE CAPITAL MANAGEMENT L.P.

                                                                    January 2001

                        ALLIANCE CAPITAL MANAGEMENT L.P.

         CODE OF ETHICS AND STATEMENT OF POLICY AND PROCEDURES REGARDING
                        PERSONAL SECURITIES TRANSACTIONS

1.   PURPOSES

     (a) Alliance Capital Management L.P. ("Alliance", "we" or "us") is a registered investment adviser and acts as investment manager or adviser to investment companies and other Clients. In this capacity, we serve as fiduciaries and owe our Clients an undivided duty of loyalty. We must avoid even the appearance of a conflict that may compromise the trust Clients have placed in us and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with us, any of our subsidiaries or our general partner (the "Alliance Group").

     (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act which applies to us because we serve as an investment adviser to registered investment companies. Rule 17j-1 specifically requires us to adopt a code of ethics that contains provisions reasonably necessary to prevent our "access persons" (defined in Rule 17j-1 to cover persons such as officers, directors, portfolio managers, traders, research analysts and others) from engaging in fraudulent conduct, including insider trading. Each investment company we advise has also adopted a code of ethics with respect to its access persons. As set forth in Section 3 below, our Code and Statement applies to all Employees and all other individuals who are Access Persons. The Code and Statement is also intended to comply with the provisions of Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act") which requires us to maintain records of securities transactions in which certain of our personnel have any Beneficial Ownership.

     (c) All Employees and all other individuals who are Access Persons (collectively, "you") also serve as fiduciaries with respect to our Clients and in this capacity you owe an undivided duty of loyalty to our Clients. As part of this duty and as expressed throughout the Code and Statement, you must at all times:

          (i)  Place the interests of our Clients first;

          (ii) Conduct all personal securities transactions consistent with this Code and Statement and in such a manner that avoids any actual or potential conflict of interest or any abuse of your responsibility and position of trust; and

          (iii)Abide   by  the   fundamental   standard   that   you  not   take
               inappropriate advantage of your position.

     (d) This Code and Statement does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield you from liability for personal trading or other conduct which violates your fiduciary duties to our Clients. In addition to the specific prohibitions contained in this Code and Statement, you are also subject to a general requirement not to engage in any act or practice that would defraud our Clients. This general prohibition includes, in connection with the purchase or sale of a Security held or to be acquired or sold (as this phrase is defined below in Section 2(k)) by a Client:

          (i)  Making any untrue statement of a material fact;

          (ii) Creating materially misleading impressions by omitting to state or failing to provide any information necessary to make any statements made, in light of the circumstances in which they are made, not misleading;

          (iii)Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of and in the best interest of our Clients;

          (iv) Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to you or anyone other than our Clients;

          (v) Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for a Client in order to avoid economic injury to you or anyone other than our Clients;

          (vi) Purchasing or selling a Security on the basis of knowledge of a possible trade by or for a Client;

          (vii)Revealing to any other person (except in the normal course of your duties on behalf of a Client) any information regarding Securities transactions by any Client or the consideration by any Client of Alliance of any such Securities transactions; or

          (viii) Engaging in any manipulative practice with respect to any Client.

     (e) The provisions contained in this Code and Statement must be followed when making a personal securities transaction. These policies and procedures, which must be followed, are considerably more restrictive and time-consuming than those applying to investments in the mutual funds and other Clients we advise. If you are not prepared to comply with these policies and procedures, you must forego personal trading.

2.   Definitions

     The following definitions apply for purposes of the Code and Statement in addition to the definitions contained in the text itself.

     (a) "ACCESS PERSON" means any director or officer of the general partner of Alliance, as well as any of the following persons:

          (i) any Employee who, in connection with his or her regular functions or duties --

               (A) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

               (B) obtains information from any source regarding any change, or consideration of any change in Alliance's internal research coverage, a research rating or an internally published view on a Security or issuer; or

               (C) obtains information from any source regarding the placing or execution of an order for a Client account; and

          (ii) any natural person having the power to exercise a controlling influence over the management or policies of Alliance (unless that power is solely the result of his or her position with Alliance) who:

               (A) obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Security;

               (B) obtains information from any source regarding any change, or consideration of any change in research coverage, research rating or a published view on a Security or issuer; and

               (C) obtains information from any source regarding the placing or execution of an order for a Client account.

     (b)  A Security is "being considered for purchase or sale" when:

          (i)  an  Alliance   research   analyst  issues  research   information
               (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security;

          (ii) a portfolio manager has indicated (during the daily morning call or otherwise) his or her intention to purchase or sell a Security;

          (iii)a portfolio manager places an order for a Client; or

          (iv) a portfolio manager gives a trader discretion to execute an order for a Client over a specified period of time.

     (c) "BENEFICIAL OWNERSHIP" is interpreted in the same manner as in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), Rule 16a-1 and the other rules and regulations thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security. For example, an individual has an indirect pecuniary interest in any Security owned by the individual's spouse. Beneficial Ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing "voting power" or "investment power," as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

     (d) "CLIENT" means any person or entity, including an investment company, for which Alliance serves as investment manager or adviser.

     (e)  "COMPLIANCE OFFICER" refers to Alliance's Compliance Officer.

     (f) "CONTROL" has the same meaning set forth in Section 2(a)(9) of the Investment Company Act.

     (g) "EMPLOYEE" refers to any person who is an employee of any member of the Alliance Group, including both part-time employees, as well as consultants (acting in the capacity of a portfolio manager, trader or research analyst) under the control of Alliance who, but for their status as consultants, would otherwise come within the definition of Access Person.

     (h) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (i)  "INVESTMENT PERSONNEL" refers to:

          (i) any Employee who acts in the capacity of a portfolio manager, research analyst or trader;

          (ii) any Employee who assists someone acting in the capacity of a portfolio manager, research analyst or trader and as an assistant has access to information generated or used by portfolio managers, research analysts and traders (including, for example, assistants who have access to the Alliance Global Equity Review or the Alliance Fixed Income Review);

          (iii)any Employee who receives the Alliance Global Equity Review or the Alliance Fixed Income Review; or

          (iv) any  natural  person  who  Controls   Alliance  and  who  obtains
               information concerning recommendations made to a Client regarding the purchase or sale of securities by the Client.

     (j) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) thereof or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

     (k) "PERSONAL ACCOUNT" refers to any account (including, without limitation, a custody account, safekeeping account and an account maintained by an entity that may act in a brokerage or a principal capacity) in which an Access Person or Employee has any Beneficial Ownership and any such account maintained by or for a financial dependent. For example, this definition includes Personal Accounts of:

          (i) an Access Person's or Employee's spouse, including a legally separated or divorced spouse who is a financial dependent,

          (ii) financial dependents residing with the Access Person or Employee, and

          (iii)any person financially dependent on an Access Person or Employee who does not reside with that person, including financially dependent children away at college.

     (l) "PURCHASE OR SALE OF A SECURITY" includes, among other transactions, the writing or purchase of an option to sell a Security and any short sale of a Security.

     (m) "SECURITY" has the meaning set forth in Section 2(a)(36) of the Investment Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include shares of open-end investment companies registered under the Investment Company Act, securities issued by the Government of the United States, short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance Officer.

     (n)  "SECURITY HELD OR TO BE ACQUIRED OR SOLD" means:

          (i) any Security which, within the most recent 15 days (1) is or has been held by a Client or (2) is being or has been considered by a Client (to the extent known by Alliance) or Alliance for purchase by the Client; and

          (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

     (o) "SUBSIDIARY" refers to either of the following types of entities with respect to which Alliance, directly or indirectly, through the ownership of voting securities, by contract or otherwise has the power to direct or cause the direction of management or policies of such entity:

          (i)  any U.S. entity engaged in money management; and

          (ii) any  non-U.S.   entity  engaged  in  money  management  for  U.S.
               accounts.


3.   APPLICATION

     (a) This Code and Statement applies to all Employees and to all other individuals who are Access Persons. Please note that certain provisions apply to all Employees while other provisions apply only to Access Persons and others apply only to certain categories of Access Persons who are also Investment Personnel (e.g., portfolio managers and research analysts).

     (b) Alliance will provide a copy of this Code and Statement to all Employees and all individuals who are Access Persons. In addition, the Compliance Officer will maintain lists of Access Persons and Investment Personnel, including a separate list of portfolio managers and research analysts.

4.   LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

     (a)  ALL EMPLOYEES

          It is the responsibility of each employee to ensure that all personal securities transactions are made in strict compliance with the restrictions and procedures in the Code and Statement and otherwise comply with all applicable legal and regulatory requirements.

          EMPLOYEES MUST HOLD ALL SECURITIES IN A PERSONAL ACCOUNT. This requirement applies to all types of personal securities transactions including, for example, the purchase of Securities in a private placement or other direct investment. In addition, employees may not take physical possession of certificates or other formal evidence of ownership. Personal securities transactions for employees may be effected only in a Personal Account and in accordance with the following provisions:

          (i)  DESIGNATED BROKERAGE ACCOUNTS

               Personal Accounts of an employee that are maintained as brokerage accounts must be held at the following designated broker-dealers:
               Donaldson, Lufkin & Jenrette Securities Corporation, DLJ Direct, Merrill Lynch & Co. or Charles Schwab. In addition, employees who currently maintain a Personal Account at Sanford C. Bernstein & Co., LLC should continue to use this account for all personal securities transactions.

          (ii) SECURITIES BEING CONSIDERED FOR CLIENT PURCHASE OR SALE

               An employee may not purchase or sell a Security, or engage in any short sale of a Security, in a Personal Account if, at the time of the transaction, the Security is being considered for purchase or sale for a Client or is being purchased or sold for a Client. The following non-exhaustive list of examples illustrates this restriction:

               o An Alliance research analyst issues research information (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security.

               o A portfolio manager has, during the daily morning call, indicated his or her intention to purchase or sell a Security.

               o A portfolio manager places an order in the Security to purchase or sell the Security for a Client.

               o    An open order in the Security exists on the trading desk.

               o An open limit order exists on the trading desk, and it is reasonably likely that the Security will reach that limit price in the near future.

          (iii)RESTRICTED LIST

               A Security may not be purchased or sold in a Personal Account if, at the time of the transaction, the Security appears on the Alliance Daily Restricted List and is restricted for Employee transactions. The Daily Restricted List is made available each business day to all Employees via Lotus Notes and the Alliance Alert.

          (iv) PRECLEARANCE REQUIREMENT

               An Employee may not purchase or sell, directly or indirectly, any Security in which the Employee has (or after such transaction would have) any Beneficial Ownership unless the Employee obtains the prior written approval to the transaction from the Compliance Department and, in the case of Investment Personnel, the head of the business unit in which the Employee works. A request for preclearance must be made in writing in advance of the contemplated transaction and must state:

               a.   the name of the Security involved,

               b. the number of shares or principal amount to be purchased or sold, and

               c. a response to all questions contained in the appropriate pre-clearance form.

               Preclearance requests will be acted on only between the hours of 10:00 a.m. and 3:30 p.m. Any approval given under this paragraph will remain in effect only until the end of the trading day on which the approval was granted.

               When a Security is being considered for purchase or sale for a Client or is being purchased or sold for a Client following the approval on the same day of a personal trading request form with respect to the same security, the Compliance Department is authorized to cancel the personal order if (x) it has not been executed and the order exceeds a market value of $50,000 or (y) the Compliance Department determines, after consulting with the trading desk and the appropriate business unit head (if available), that the order, based on market conditions, liquidity and other relevant factors, could have an adverse impact on a Client or on a Client's ability to purchase or sell the Security or other Securities of the issuer involved.

          (v)  AMOUNT OF TRADING

               No more than an aggregate of 20 securities transactions may occur in an Employee's Personal Accounts in any consecutive thirty-day period.

          (vi) DISSEMINATION OF RESEARCH INFORMATION

               An Employee may not buy or sell any Security that is the subject of "significantly new" or "significantly changed" research during a forty-eight hour period commencing with the first publication or release of the research. The terms "significantly new" and "significantly changed" include:

               a.   the initiation of coverage by an Alliance research analysts;

               b. any change in a research rating or position by an Alliance research analyst (unless the research analyst who makes the change advises the Compliance Department in writing that the change is the result of an unanticipated widely disseminated announcement or market event, e.g., the announcement of a major earnings warning as opposed to the research analysts independently rethinking his or her subjective assessment of the security); and

               c. any other rating, view, opinion, or advice from an Alliance research analyst, the issuance (or reissuance) of which in the opinion of such research analyst or head of research would be reasonably likely to have a material effect on the price of the security.

          (vii)INITIAL PUBLIC OFFERINGS

               No Employee shall acquire any direct or indirect Beneficial Ownership in any Securities in any Initial Public Offering.

          (viii)LIMITED OFFERINGS

               No Employee shall acquire any Beneficial Ownership in any Securities in any Limited Offering of Securities unless the Compliance Officer and the business unit head give express prior written approval and document the basis for granting or denying approval after due inquiry. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with the Alliance Group. Employees authorized to acquire Securities in a Limited Offering must disclose that investment when they play a part in any Client's subsequent consideration of an investment in the issuer, and in such a case, the decision of Alliance to purchase Securities of that issuer for a Client will be subject to an independent review by Investment Personnel with no personal interest in such issuer.

     (b)  ACCESS PERSONS

          In addition to the  requirements  set forth in  paragraph  (a) of this
          Section 4, the following restrictions apply to all Access Persons:

          (i)  SHORT SALES

               No Access Person shall engage in any short sale of a Security if, at the time of the transaction, any Client has a long position in such Security (except that an Access Person may engage in short sales against the box and covered call writing provided that these personal securities transactions do not violate the prohibition against short-term trading).

          (ii) SHORT-TERM TRADING

               All Access Persons are subject to a mandatory buy and hold of all Securities for 60 calendar days. An Access Person may, however, after 30 calendar days, sell a Security if the sale price is lower than the original purchase price (i.e., at a loss on the original investment). Any trade made in violation of this paragraph shall be unwound, or, if that is not practicable, all profits from the short-term trading must be disgorged as directed by the Compliance Officer.

          (iii)NON-EMPLOYEE ACCESS PERSONS

               Any non-Employee Access Person with actual knowledge that a Security is being considered for purchase or sale for a Client may not purchase or sell such Security.

     (c)  INVESTMENT PERSONNEL

          In addition to the requirements set forth in paragraphs (a) and (b) of this Section 4, the following restrictions apply to all Investment
          Personnel:

          (i)  BOARD MEMBER OR TRUSTEE

               No Investment Personnel shall serve on any board of directors or trustees or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client. This prohibition does not include non-profit corporations, charities or foundations; however, approval from the Investment Personnel's supervisor is necessary.

          (ii) RECEIPT OF GIFTS

               No Investment Personnel shall receive any gift or other thing of more than de minimis value from any person or entity, other than a member of the Alliance Group, that does business with Alliance on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

               a. an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

               b. a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

               c.   a gift approved in writing by the Compliance Officer.

     (d)  PORTFOLIO MANAGERS

          In addition to the  requirements  set forth in paragraphs (a), (b) and
          (c) of this Section 4, the following restrictions apply to all persons acting in the capacity of a portfolio manager of a Client account:

          (i)  BLACKOUT PERIODS

               No person acting in the capacity of a portfolio manager shall buy or sell a Security for a Personal Account within seven calendar days before and after a Client trades in that Security. In the case of Client accounts managed by more than one portfolio manager, this restriction will apply to the portfolio manager who makes the decision to purchase or sell the relevant Security. If a portfolio manager engages in such a personal securities transaction during a blackout period, the Compliance Officer will break the trade or, if the trade cannot be broken, the Compliance Officer will direct that any profit realized on the trade be disgorged.

          (ii) ACTIONS DURING BLACKOUT PERIODS

               No person acting in the capacity of a portfolio manager shall delay or accelerate a Client trade due to a previous purchase or sale of a Security for a Personal Account. In the event that a portfolio manager determines that it is in the best interest of a Client to buy or sell a Security for the account of the Client within seven days of the purchase or sale of the same Security in a Personal Account, the portfolio manager should contact the Compliance Officer immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

          (iii)TRANSACTIONS CONTRARY TO CLIENT POSITIONS

               No person acting in the capacity of a portfolio manager shall purchase or sell a Security in a Personal Account contrary to investment decisions made on behalf of a Client, unless the portfolio manager represents and warrants in the personal trading request form that (x) it is appropriate for the Client account to buy, sell or continue to hold that Security and (y) the decision to purchase or sell the Security for the Personal Account arises from the need to raise or invest cash or some other valid reason specified by the portfolio manager and approved by the Compliance Officer and is not otherwise based on the portfolio manager's view of how the Security is likely to perform.

     (e)  RESEARCH ANALYSTS

          In addition to the requirements set forth in paragraphs (a), (b), (c) of this Section 4, the following restrictions apply to all persons acting in the capacity of a research analyst:

          (i)  BLACKOUT PERIODS

               No person acting as a research analyst shall buy or sell a Security within seven calendar days before and after making a change in a rating or other published view with respect to that Security. If a research analyst engages in such a personal securities transaction during a blackout period, the Compliance Officer will break the trade or, if the trade cannot be broken, the Compliance Officer will direct that any profit realized on the trade be disgorged.

          (ii) ACTIONS DURING BLACKOUT PERIODS

               No person acting as a research analyst shall delay or accelerate a rating or other published view with respect to any Security because of a previous purchase or sale of a Security in such person's Personal Account. In the event that a research analyst determines that it is appropriate to make a change in a rating or other published view within seven days of the purchase or sale of the same Security in a Personal Account, the research analyst should contact the Compliance Officer immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

          (iii)ACTIONS CONTRARY TO RATINGS

               No person acting as a research analyst shall purchase or sell a Security (to the extent such Security is included in the research analyst's research universe) contrary to an outstanding rating or a pending ratings change, unless (x) the research analyst represents and warrants in the personal trading request form that (as applicable) there is no reason to change the outstanding rating and (y) the research analyst's personal trade arises from the need to raise or invest cash or some other valid reason specified by the research analyst and approved by the Compliance Officer and is not otherwise based on the research analyst's view of how the security is likely to perform.

5.   EXEMPTED TRANSACTIONS

     (a) The pre-clearance requirements, as described in Section 4(a)(iv) of this Code and Statement, do not apply to:

          (i)  NON-VOLITIONAL TRANSACTIONS

               Purchases  or  sales  that  are  non-volitional  (including,  for example, any Security received as part of an individual's compensation) on the part of an Employee (and any Access Person who is not an Employee) or are pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

          (ii) EXERCISE OF PRO RATA ISSUED RIGHTS

               Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

     (b) The restrictions on effecting transactions in a (1) Security being considered for purchase or sale, as described in Sections 4(a)(ii) and 4(b)(iii) or (2) that is the subject of "significantly new" or "significantly changed" research, as described in Section 4(a)(vi) of this Code and Statement, do not apply to:

          (i)  NON-VOLITIONAL TRANSACTIONS

               Purchases or sales that are non-volitional (including, for example, any Security received as part of an individual's compensation) on the part of an Access Person or are pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

          (ii) EXERCISE OF PRO RATA ISSUED RIGHTS

               Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

          (iii)DE MINIMIS TRANSACTIONS -- FIXED INCOME SECURITIES

               Any  of  the  following  Securities,   if  at  the  time  of  the
               transaction, the Access Person has no actual knowledge that the Security is being considered for purchase or sale by a Client, that the Security is being purchased or sold by the Client or that the Security is the subject of significantly new or significantly changed research:

               a. Fixed income securities transaction involving no more than 100 units or having a principal amount not exceeding $25,000; or

               b. Non-convertible debt securities and non-convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization ("NRSRO") in one of the three highest investment grade rating categories.

          (iv) DE MINIMIS TRANSACTIONS -- EQUITY SECURITIES

               Any  equity   Securities   transaction,   or  series  of  related
               transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided

               a. any orders are entered after 10:00 a.m. and before 3:00 p.m. and are not designated as "market on open" or "market on close";

               b. the aggregate value of the transactions do not exceed (1) $10,000 for securities with a market capitalization of less than $1 billion; (2) $25,000 for securities with a market capitalization of $1 billion to $5 billion and (3) $50,000 for securities with a market capitalization of greater than $5 billion; and

               c. the Access Person has no actual knowledge that the Security is being considered for purchase or sale by a Client, that the Security is being purchased or sold by or for the Client or that the Security is the subject of significantly new or significantly changed research.

                    PLEASE NOTE: Even if your trade qualifies for a de minimus exception, you must pre-clear your transaction with the Compliance Department in advance of placing the trade.

     (c)  NON-EMPLOYEE ACCESS PERSONS

          The restrictions on Employees and Access Persons, as described in Sections 4(a) and 4(b) of this Code and Statement, do not apply to non-Employee Access Persons, if at the time of the transaction involved, such person has no actual knowledge that the Security involved is being considered for purchase or sale.

     (d)  EXTREME HARDSHIP

          In addition to the exceptions contained in Section 5(a) and (b), the Compliance Officer may, in very limited circumstances, grant other exceptions under any Section of the Code and Statement on a case-by-case basis, provided:

          (i)  The individual seeking the exception  furnishes to the Compliance
               Officer:

               a. a written statement detailing the efforts made to comply with the requirement from which the individual seeks an exception;

               b. a written statement containing a representation and warranty that (1) compliance with the requirement would impose a severe undue hardship on the individual and (2) the exception would not, in any manner or degree, harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

               c. any supporting documentation that the Compliance Officer may request;

          (ii) The Compliance Officer conducts an interview with the individual or takes such other steps the Compliance Officer deems appropriate in order to verify that granting the exception will not in any manner or degree, harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

          (iii)The Compliance Officer maintains, along with statements provided by the individual, a written record that contains:

               a.   the name of the individual;

               b. the specific requirement of Section 4 from which the individual sought an exception;

               c. the name of the Security involved, the number of shares or principal amount purchased or sold, and the date or dates on which the Securities were purchased or sold;

               d. the reason(s) the individual sought an exception from the requirements of Section 4;

               e.   the  efforts  the   individual   made  to  comply  with  the
                    requirements of Section 4 from which the individual sought to be excepted; and

               f. the independent basis upon which the Compliance Officer believes that the exemption should be granted.

     (e) Any Employee or Access Person who acquires an interest in any private investment fund (including a "hedge fund") or any other Security that cannot be purchased and held in a Personal Account shall be excepted from the requirement that all Securities be held in a Personal Account, as described in Section 4(a) of this Code and Statement. Such Employee or Access Person shall provide the Compliance Officer with a written statement detailing the reason why such Security cannot be purchased and held in a Personal Account. Transactions in these Securities nevertheless remain subject to all other requirements of this Code and Statement, including applicable private placement procedures, preclearance requirements and blackout period trading restrictions.

6.   REPORTING

     (a)  INITIAL HOLDINGS REPORTS

          Upon commencement of employment with a member of the Alliance Group, an employee must provide an Initial Holdings Report to the Compliance Officer disclosing the following:

          (i) all Securities beneficially owned by the employee (including the title, number of shares and/or principal amount of each Security beneficially owned);

          (ii) the name of any broker-dealer or financial institution where the employee maintains a Personal Account; and

          (iii)the date the report is submitted by the employee.

               This report must be submitted no later than 10 days after joining Alliance.

     (b)  ANNUAL HOLDINGS REPORTS BY EMPLOYEE ACCESS PERSONS

          Each Access Person must, by January 30 of each year, provide an annual holdings report to the Compliance Officer disclosing the following:

          (i) all Securities beneficially owned by the Access Person (including the title, number of shares and/or principal amount of each Security beneficially owned);

          (ii) the name of any broker-dealer or financial institution where the Access Person maintains a Personal Account; and

          (iii)the date the report is submitted by the Access Person.

               The information must be current as of a date not more than 30 days before the report is submitted. In the event that Alliance already maintains a record of the required information via account statements received from the Access Person's broker-dealer, an Access Person may satisfy this requirement by (i) confirming in writing (which may include e-mail) the accuracy of the record and (ii) recording the date of the confirmation.

     (c)  ACCESS  PERSONS WHO ARE NOT EMPLOYEES OF ALLIANCE

          Every Access Person who is not an Employee of Alliance, shall report to the Compliance Officer the information described in Section 6(a) and (b) as well as 6(e) below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership in the Security; provided, however, that such Access Person is not required to make a report with respect to transactions effected in any account over which the Access Person does not have any direct or indirect influence or control, including such an account in which an Access Person has any Beneficial Ownership.

     (d)  AFFILIATED AND NON-AFFILIATED DIRECTORS

          As non-employee Access Persons, affiliated directors are also required to provide the Compliance Department with the information set forth in Sections 6(a) and 6(b), above. Non-affiliated directors are only required to provide the Compliance Department with the information set forth in Section 6(e) below.

     (e)  REPORT CONTENTS

          Every report of a non-Employee Access Person required by Section 6(c) above shall be in writing and shall be delivered not later than ten days after the end of the calendar quarter in which a transaction to which the report relates was effected, and shall contain the following information:

          (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

          (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) the price at which the transaction was effected; and

          (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

     (f)  REPORT REPRESENTATIONS

          Any such report may contain a statement that the report is not to be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

     (g)  MAINTENANCE OF REPORTS

          The  Compliance  Officer shall  maintain the  information  required by
          Section 6 and such other records, if any, as are required by Rule 17j-1 under the Investment Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer, the Transaction Compliance Committee, the Securities and Exchange Commission and by other third parties pursuant to applicable law.

7.   ANNUAL VERIFICATIONS

     Each person subject to this Code and Statement must certify annually that he or she has read and understands this Code and Statement, recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all personal Securities transactions required to be disclosed or reported by this Code and Statement. Such certificates and reports are to be given to the Compliance Officer.

8.   SANCTIONS

     Upon learning of a violation of this Code and Statement, any member of the Alliance Group, with the advice of the Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal securities laws or other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately to the Compliance Officer.

                                  CERTIFICATION

     I hereby acknowledge receipt of the Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") of Alliance Capital Management L.P. and its Subsidiaries. I certify that I have read and understand the Code and Statement and recognize that I am subject to its provisions. I also certify that I have complied with the requirements of the Code and Statement and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code and Statement.

          Name             _________________________________________
                                          (please print)
          Signature        _________________________________________

          Date             _________________________________________

                         SANFORD C. BERNSTEIN & CO., LLC

                                 CODE OF ETHICS



                                     PART II

          CERTAIN ADDITIONAL RULES OF CONDUCT AND TRADING RESTRICTIONS

              FOR STAFF MEMBERS OF SANFORD C. BERNSTEIN & CO., LLC

                               OTHER CONDUCT RULES

GIFTS
-----

     The following policies do not apply to personal gifts between staff members, or to personal gifts between a staff member and a family member or personal friend that are given or received outside of a business related setting.

     GIFTS RECEIVED BY STAFF MEMBERS

     You may not accept any gift (including gifts of tickets to sporting events or theatre where the person providing the entertainment is not present) other than gifts of nominal value (under $100) from any one person in any one year. Under no circumstances may you accept a gift of cash.

     ENTERTAINING CLIENTS

     You may engage in normal and customary business entertainment (such as business meals, sporting events and shows) provided that you are present for the event.

     GIFTS GIVEN BY STAFF MEMBERS

     You may not give or permit to be given anything of value, including gratuities, in excess of $100 per individual per year to any person where such payment or gratuity is in relation to the business of the recipient's employer. This limit applies, for example, to a gift of tickets to an event if you will not be accompanying the recipient to the event. The maximum is $50 if the recipient is a principal, officer or employee of the NYSE or its subsidiaries.

     You may give gifts of securities to charity, and we permit you to choose the securities you wish to give from any type of securities account. Please note the following regarding the charity's subsequent sale of those securities. If the charity's account is a managed account held at Bernstein, and the charity wishes to sell the gifted security, then the charity's account will compete equally (for allocation purposes) with the managed accounts of our other clients. If the charity's account is one for which you have the power to control the choice of securities to trade (and thus the charity's account is a brokerage account held at Bernstein), then the charity will be required to wait for client orders to be completed before selling the securities that it received from you.

     COMPENSATION TO CERTAIN EMPLOYEES OF OTHERS

     Bernstein is permitted by applicable regulations to pay for services of up to $200 per person per year to certain specified operations persons with the prior written consent of a Senior Vice President or Vice President of Operations. Such permitted recipients include a telephone clerk on the New York Stock Exchange floor who provides courtesy telephone relief to the Firm's floor clerk or handles orders for the Firm. Please refer to the Firm's Compliance Manual for detailed procedures regarding compensation of this type.

FINANCIAL INTEREST
------------------

     You may not act on the firm's behalf in any transaction involving persons or entities with whom you or your family has any significant connection or financial interest without prior written approval from our Board of Directors. You should direct to the office of the General Counsel any requests for approval from the Board of Directors. For purposes of this policy, your family includes parents, parents-in-law, spouse, siblings, siblings-in-law, children, children-in-law, or a person to whom you provide material support.

AWARDING CONTRACTS
------------------

     We must award orders, contracts and commitments to suppliers strictly based on merit and without favoritism. The Legal Department must review and approve all contracts for goods or services before execution, and an authorized Firm officer must sign each contract. The officer signing the contract must provide a copy of the final, signed version to the Legal Department for retention.

OUTSIDE DIRECTORSHIPS & OFFICERSHIPS AND OTHER OUTSIDE ACTIVITIES
-----------------------------------------------------------------

     Whether or not in connection with your duties and responsibilities at Bernstein, you may not accept the following without prior written approval from the Board of Directors:

o A directorship or officership of any company or organization (other than a charitable organization), regardless of whether you receive compensation, or

o Outside employment or remuneration from any source for any services performed (for example, consulting fees or finder's fees).

You must submit any requests for such approval in writing to the General Counsel. In a rare instance in which we grant your request to serve as a board member of a public company, we may require that you be isolated from making any decisions for our clients with respect to investing in that company.

     You may not use the firm's name in connection with any outside activity without prior written approval from our Board of Directors. You must submit any request for approval in writing to the General Counsel.

NO RECOMMENDATION OR SALE OF PRODUCTS OTHER THAN BERNSTEIN PRODUCTS
-------------------------------------------------------------------

     You may not recommend to clients that they participate in any securities transaction (including any private transaction) other than a Bernstein product. And, you may not receive "selling" or other compensation in connection with any securities transaction (including any private transaction) other than a Bernstein product.

PROPRIETARY INFORMATION
-----------------------

     IDENTITY OF COMPANIES ON OUR RESTRICTED LISTS

     Our firm maintains lists of securities relating to companies for which we have agreed to participate in an underwriting, or about which we intend to publish a research recommendation. You may not disclose outside our Firm the identity of securities on these lists, since the fact that we have listed a security may signal the market that we know of a significant development which may affect the price of the security.

     CLIENTS' PROPRIETARY INFORMATION

     You must never disclose confidential business or personal information, including names of clients, client account balances, financial information obtained from a client, or anticipated changes in the management or financial condition of a client, outside the normal and necessary course of the firm's business. This policy does not preclude you from sharing information about a client with his or her lawyers, accountants or other advisors upon the client's request.

     OUR RESEARCH

     Our firm gathers and develops information that we use to service our clients. For example, our Institutional Research Analysts publish "Black Book" reports. You may not disclose this information outside the firm except as required to perform your job duties. Also, any material marked "Not for External Distribution," including research prepared by investment management research analysts, should not be distributed outside the firm.

     OTHER

     During the course of your employment, you may have access to information relating to our business, including information that provides our firm with a competitive advantage. This confidential information may include, for example, information relating to our investment strategies, our investment management processes or systems, our existing or anticipated corporate activity, our financial condition or performance, or compensation paid to our staff. You may not disclose confidential information to anyone outside Bernstein except in the course of the proper exercise of your job duties.

RUMORS
------

     New York Stock Exchange rules, as well as our policy, prohibit the circulation of rumors concerning the affairs of any company, as well as the affairs of other NYSE member organizations, since rumors can influence securities prices. If a rumor comes to your attention, you must contact the Legal Department immediately and refrain from spreading the rumor.

COMMUNICATION WITH CLIENTS & THE PUBLIC
---------------------------------------

     Our Compliance Manual sets forth our policies and procedures regarding our communications with clients or other members of the public, with which you must comply. Also, you must comply with sections of our Compliance Manual governing our review of incoming and outgoing correspondence of certain staff members. In addition, when communicating with clients or the public, truthfulness and good taste are always required.

REPORTABLE EVENTS INVOLVING STAFF MEMBERS
-----------------------------------------

     We are required to notify regulatory authorities in the event that a staff member is involved in or is the subject of a "reportable event," for the most part when a staff member faces actual or potential disciplinary action or finds him or herself in some other kind of legal or regulatory trouble. While we are likely to become aware of certain types of reportable events in the course of our supervision of staff members, we may not necessarily be aware of all reportable events without your disclosure. In order to facilitate our firm's compliance with these requirements, you are required to notify the Legal
Department immediately in the event you, or a person under your supervision, comes under scrutiny by our firm or any outside person or entity or engages in conduct warranting a higher level of supervisory oversight by our firm. For example, you must notify the our Legal Department if you, or a person under your supervision:

o    violates a law or regulation,  or any agreement with or rule or standard of
     any  government  agency,   self-regulatory   organization  or  business  or
     professional organization;

o    is the subject of any customer complaint;

o    is named as a defendant or respondent in any proceeding;

o is denied registration or membership or is disciplined by any regulatory or self-regulatory organization;

o makes any false or misleading statement, or omits a fact required to be disclosed, in connection with any matter involving a regulatory agency, whether in connection with an application, report, proceeding or otherwise;

o is arrested, or is charged with, convicted of, pleads guilty to, or pleads no contest to, any criminal offense (other than minor traffic violations);

o has any association with an entity or person which was disciplined, suspended, expelled or had its registration denied or revoked by any agency, jurisdiction or organization, or which was convicted of, or pleaded no contest to, any criminal offense;

o makes a compromise with creditors, files a bankruptcy petition or is the subject of an involuntary bankruptcy petition;

o    is or may become the subject of any internal disciplinary action;

o    violates rules of our firm including this Code.

SPECIAL RESTRICTIONS FOR:
------------------------

|X|  INSTITUTIONAL RESEARCH ANALYSTS
|X|  INSTITUTIONAL RESEARCH ASSOCIATES

o You must sell all holdings in a security upon your initiation of research coverage of that security. In other words, you may not recommend purchase of a security that you hold. The applicable Director of Institutional Research may grant discretionary exceptions to this policy (in consultation with the Legal Department) based on factors including:

>>   the length of time since your last purchase of the security,
>>   your intent regarding future holding of the security,
>>   reasons for your original purchase,
>>   the liquidity, capitalization and volatility of the security, and
>> the size of your holding (in both absolute terms and relative to your overall portfolio).

          The Director might condition an exception on your agreement to hold the security until we have disseminated to our institutional clients a recommendation that the security is rated "underperform." The Director also might grant limited exceptions for new employees with respect to securities purchased before joining us.

o With respect to securities you cover, you may purchase only securities that you rate "outperform," and you may sell only securities that you rate
     "underperform." You may neither buy nor sell securities that you rate "marketperform." To obtain an exemption from this policy, you will need the written approval of your supervisor and the Legal Department, which might consider such factors as the length of your holding period, the size of your holding in absolute terms and relative to your other holdings, and the reasons for the proposed trade.

o    You may not trade options of any kind in securities you cover.

o    You may not "short" securities you cover.

                         TUKMAN CAPITAL MANAGEMENT, INC.



                           Second Amended and Restated
                    Personal Trading/Confidential Information
                   Policy Statements and Compliance Procedures


                        Effective as of December 8, 1995
                         (last amended on May 17, 1999)

                         TUKMAN CAPITAL MANAGEMENT, INC.


                           Second Amended and Restated
                    Personal Trading/Confidential Information
                   Policy Statements and Compliance Procedures

                        Effective as of December 8, 1995
                         (last amended on May 17, 1999)



         Federal and state laws prohibit the Company and each of its employees, officers and directors (collectively, "Employees") from purchasing or selling any publicly traded stock, bond, option or other security on the basis of material, nonpublic information (i.e., insider trading). In addition, the Company and each Employee has a fiduciary obligation to the Company's clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to the Company or its Employees by the Company's clients. Finally, because the Company and each of its Employees is a fiduciary to the Company's clients, the Company and its Employees must also maintain the highest ethical standards and refrain from engaging in activities that may create conflicts of interest between the interests of the Company or its Employees and the interests of the Company's clients.

         To ensure that insider trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, the Company has adopted the policies and procedures set forth herein. The policies and procedures set forth herein are intended to articulate the Company's policies, educate its Employees about the issues and the Company's policies, establish procedures for complying with those policies, monitor compliance with such policies and procedures, and ensure, to the extent feasible, that the Company satisfies its obligations in this area. By doing so, the Company hopes that the highest ethical standards are maintained and that the reputation of the Company is sustained.

         The Company has appointed Mel Tukman and Dan Grossman as its Compliance Officers.

I.       BACKGROUND

     A.   INSIDER TRADING

                  It is unlawful to engage in "insider trading." This means, in general, that no "insider" (as defined below) may (i) purchase or sell a security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. Although the insider trading prohibitions extend to the activities of each Employee of the Company, because the Company does not have an investment banking division or affiliate, it is anticipated that such Employees will not routinely receive "inside information." However, to educate the Company's Employees, more information describing "insider trading" and the penalties for such trading is set forth below. Compliance procedures regarding the use of inside information by the Company's Employees are also described just in case an Employee of the Company receives inside information.

     B.   OTHER CONFIDENTIAL INFORMATION

                  Certain information obtained by the Company that does not constitute "inside" information still constitutes confidential information that must be protected by the Company and its insiders. Compliance procedures regarding the use and treatment of that confidential information are set forth below.

     C.   CONFLICTS OF INTEREST

                  As a fiduciary to the Company's clients, each Employee must avoid conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. Conflicts could also arise if an Employee would gain some other benefit as a result of directing a client account to purchase or sell a particular security. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

II.      INSIDER TRADING

     A.   INSIDER TRADING DEFINED

                  The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities and (ii) certain communications of material, nonpublic information.

     The laws concerning insider trading generally  prohibit:

     o The purchase or sale of securities by an insider on the basis of material, nonpublic information;

     o The purchase or sale of securities by a non-insider on the basis of material nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

     o The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale or securities.

          1. WHO IS AN INSIDER? The concept of "insider" is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

          2. WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for liability unless the information is "material." "Material" information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business, but may be nonetheless significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.


          3. WHAT IS NONPUBLIC INFORMATION? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services or The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

     B.   PENALTIES FOR INSIDER TRADING

                  Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

     o    civil injunctions;

     o    disgorgement of profits;

     o    jail sentences;

     o fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation or illegal trade), whether or not the person actually benefited from the violation; and

     o fines for the employer or other person controlling the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation or illegal trade).

     In addition, any violation of the procedures set forth herein can be expected to result in serious sanctions by the Company, including censure or dismissal of the persons involved.

     C.   POLICY STATEMENT REGARDING INSIDER TRADING

                  The Company expects that each of its Employees will obey the law and not trade on the entire basis of material, nonpublic information. In addition, the Company discourages its Employees from seeking or knowingly obtaining material nonpublic information. The Company also prohibits each of its Employees from serving as an officer or director or a company having publicly traded securities.

     D.   PROCEDURES TO PREVENT INSIDER TRADING

                  As indicated above, because the Company does not have an investment banking division or affiliate and because the Company prohibits its Employees from serving as an officer or director of a company having publicly traded securities, the Company does not anticipate its Employees routinely being in receipt of material, nonpublic information. Nevertheless, such Employees may from time to time receive such information. If any such Employee receives any information, which may constitute such material, nonpublic information, such Employee (i) should not buy or sell any securities (including option or other securities convertible into or exchangeable for such securities) for a personal account or a client account, (ii) should not communicate such information to any other person (other than a Compliance Officer) and (iii) should discuss promptly such information with a Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Company including family members and friends. Each Employee contacting an issuer or analyst to obtain information about an issuer should identify himself or herself as associated with the Company and identify the Company as an investment management firm and, after the conversation, making a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where the Employee identified himself or herself as associated with the Company).

III.     OTHER CONFIDENTIAL INFORMATION

     A.   CONFIDENTIAL INFORMATION DEFINED

                  As noted above, even if the Company and its Employees do not receive material, nonpublic information (i.e., "inside information"), the Company or its Employees may receive other confidential or sensitive information from or about the Company's clients. Furthermore, the Company's Employees will receive confidential or sensitive information about the Company's affairs. Such confidential or sensitive information may include, among other things:

     o The name of the client. The Company's client agreements may not permit it to divulge or use its clients' names without their consent.

     o Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio.

     o    The names of the securities that the Company intends to buy or sell.

     o Any information privately given to an Employee that, if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company, (ii) embarrass or harm the client or the Company.

Given the breadth of the above, all information that an Employee obtains through the Company should be considered confidential unless that information is specifically available to the public.

     B.   Policy   Statement   Regarding  Use  and  Treatment  of   Confidential
          Information
                  All confidential information, whatever the source, may be used only in the discharge of the Employee's duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account.

     C.   PROCEDURES REGARDING USE AND TREATMENT OF CONFIDENTIAL INFORMATION

     The Company encourages each of its Employees to be aware of, and sensitive to, such Employee's treatment of confidential information. Each Employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view in public areas of the Company's facilities where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an Employee of the Company.


IV.     CONFLICTS OF INTEREST INVOLVING TRADING SECURITIES FOR PERSONAL ACCOUNTS

     A. FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST BETWEEN CLIENT ACCOUNTS AND PERSONAL ACCOUNTS

                  As noted above, because the Company and each of its Employees is a fiduciary to the Company's clients, the Company and such Employees must avoid conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, the client's interest must take precedence over personal interests. If there is any doubt, the matter must be resolved in the client's favor.

                  If an Employee of the Company and a client of the Company both trade securities, a conflict of interest could arise. In those case, transactions for client accounts must take precedence over transactions for Personal Accounts (as hereinafter defined).

     B.   PERSONAL ACCOUNT DEFINED

          1. Generally. The "Personal Account" of an Employee of the Company shall include each and every account (other than an account for the benefit of any of the Company's clients, including Vista Partners) for which such Employee influences or controls investment decisions. An account for the benefit of any of the following will be presumed to be a "Personal Account" unless the Company agrees in writing with the Employee otherwise.

     o    An Employee.

     o    The spouse of an Employee.

     o Any child under the age of 22 of an Employee, whether or not residing with the Employee.

     o Any other dependent of an Employee residing in the same household with the Employee.

     o Any other account in which an Employee has a beneficial interest. For example, an account for a trust, estate, partnership or closely held corporation in which the Employee has a beneficial interest. An account for Vista Partners shall not be considered a Personal Account.

          2. EXEMPTION. If an Employee certifies in writing to a Compliance Officer (or, in the case of a Compliance Officer, to the other Compliance Officer) that (i) the certifying Employee does not influence the investment decisions for any specified account of such spouse, child, family member or dependent person and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying Employee has provided, a Compliance Officer receiving the certification may, in his discretion, determine that such an account is not an Employee's "Personal Account."

     C.   DEFINITION OF SECURITIES.

                   "Securities" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act and shall include (a) an equity or debt instrument traded on an exchange, through the Nasdaq Stock Market or through the "pink sheets," (b) options to purchase or sell such equity or debt instrument,
(c) index stock or bond group options that include such equity or debt instrument, (d) futures contracts on stock or bond groups that include such equity or debt instrument, and (e) any option on such futures contracts. "Securities" shall also include securities which are not traded on an exchange, through the Nasdaq Stock Market and through the "pink sheets" such as preferred stock acquired in a private placement. The definition of securities shall not include (1) equity securities issued by mutual funds, (2) certificates of deposit, U.S. treasury bills and other U.S. government-issued debt instruments,
(3) bankers' acceptances, and (4) commercial paper.

     D.   POLICY STATEMENT REGARDING TRADING FOR PERSONAL ACCOUNTS

                  The Company recognizes that the personal securities transactions of its Employees demand the application of a high code of ethics. Consequently, the Company requires that all personal securities transactions be carried out in a manner that does not endanger the interest of any client or create any conflict of interest between the Company or the Employees, on the one hand, and the client, on the other hand. At the same time, the Company believes that if investment goals are similar for clients and Employees, it is logical and even desirable that there be a common ownership of some securities. The Company also recognizes that the securities it purchases for its clients are highly liquid, publicly traded securities of large capitalization companies, and that the market prices of such securities are not as easily affected as illiquid, thinly traded securities of small capitalization companies. As a result, the Company has adopted the procedures set forth below.

     E.   PROCEDURES REGARDING TRADING FOR PERSONAL ACCOUNTS

          1. TRADING-PROCEDURES. Each Employee must follow the procedures described below before buying or selling securities.

               a. CONFIRM THAT NOT IN RECEIPT OF INSIDE INFORMATION. Each Employee wishing to buy or sell a security for a Personal Account should first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of that security.

               b. DETERMINE IF SECURITY IS PUBLICLY TRADED SECURITY. Each Employee wishing to buy or sell a security for a Personal Account should determine if the security is publicly traded. A security is publicly traded if it is traded on an exchange, through the Nasdaq Stock Market or through the "pink sheets."

               c. IF SECURITY IS PUBLICLY TRADED, CONFIRM THAT SECURITY IS NOT IN "COOLING-OFF" PERIOD. In order to avoid a conflict between a Personal Account and a client account, no Employee may knowingly engage in the following transactions for his or her Personal Account:

                    o Buy or sell a publicly  traded  security  that the Company has brought for its clients until the 4th calendar day after all purchases for client accounts have been completed.

                    o Buy or sell a publicly  traded  security  that the Company has sold for its clients until the 4th calendar day after all sales for client accounts have been completed.

                    o Buy any security  that the Company  intends to buy for its clients within 7 calendar days for any reason, including buying to increase clients' positions.

                    o Sell any security that the Company intends to sell for its clients within 7 calendar days for any reason, including selling to decrease clients' positions.

                    o Buy and  sell or sell  and buy any  security  for a profit within 60 days except as disclosed to and agreed to by Vanguard.

                  With the exception of the aforementioned prohibited transactions, an Employee may purchase or sell any securities for a Personal Account provided that the Employee preclears the transaction with a Compliance Officer pursuant to the procedures set forth below. In addition, nothing in these policies and procedures is intended to limit the Company's ability to purchase or sell securities in a client's account at the client's instruction, whether or not such purchases and sales occur within the seven calendar days after an Employee has purchased or sold a security for a Personal Account, and provided that, at the time such Employee executed such transaction for a Personal Account, such Employee did not know that the client intended to give such instructions, such Employee shall not have violated these policies and procedures. In addition, nothing in these policies and procedures is intended to limit an Employee's ability to participate in tender offers simultaneously with the Company's clients or to make gifts of securities at anytime.

                    d. SEEK PRE-APPROVAL OF ALL TRADES OF SECURITIES. Any Employee wishing to buy or sell any securities (whether or not such securities are publicly traded) for any Personal Account (except for purchases or sales that are nonvolitional on the part of the Employee, such as purchases made through an automatic dividend reinvestment plan) shall request a Compliance Officer's approval to buy or sell such securities. A Compliance Officer's approval must be granted in writing before the trade may be executed or the transaction completed. A Compliance Officer may grant such approval if, in his good faith judgement, (1) the Company is not in receipt of inside information with respect to the securities or the issuer of the securities, (ii) it is unlikely that the contemplated transaction will have a material effect on the market price of the securities, and (iii) the Personal Account will not benefit from any change in the market price of the securities caused by transactions in client accounts. If an Employee is authorized to purchase securities in a private placement when either the issuer is not a public company or the Company does not own such securities for its clients' accounts, such Employee shall disclose his or her investment whenever the Company subsequently considers purchasing securities in the same issuer.

                    e. EXECUTE TRADE.  All trades of publicly traded  securities must be executed through the Company's trading desk.

     F. REPORT OF PERSONAL TRANSACTIONS

          1. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS AND TRANSACTIONS. All Employees shall disclose to a Compliance Officer all personal Securities holdings upon commencement of employment. The initial report shall be made on the form attached hereto as Exhibit A. Thereafter, on an annual basis, all Employees must complete the Annual Certification attached hereto as Exhibit B and submit that Certification within 10 days after the end of the year. The Annual Certification must be completed and submitted regardless of whether or not an Employee effected Securities transactions during the year . If any Employee is aware of any transaction involving Securities for a Personal Account that was not executed through the Company's trading desk, the Employee shall report in writing such transaction to a Compliance Officer immediately. In place of separate quarterly reports of Securities transactions, each Employee is required to arrange for the timely submission of duplicate transaction confirmations and account statements as stated below. This arrangement is intended to satisfy the legal obligation of each Employee to report within 10 days after the end of each quarter all Securities transactions effected during that quarter.

          2. DUPLICATE COPIES OF TRANSACTIONS. Every Employee shall direct his or her broker to supply to a Compliance Officer on a timely basis duplicate copies of the confirmation of all personal Securities transactions and copies of all periodic statements for all Securities accounts.

          3. COMPLIANCE REVIEW AND RETENTION OF DOCUMENTS. On a quarterly basis, a Compliance Officer will monitor the Company's compliance with its insider and conflict of interest policies by reviewing the duplicate copies any transaction confirmations and account statements submitted by the Employees. The Company shall retain all such confirmations and statements as well as the Annual Certifications as part of the books and records required by the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

          4. ANNUAL CERTIFICATION. Every Employee shall certify annually that he or she has read and understood the Personal Trading Policies and Procedures and complied with the provisions therein. The annual certification shall be made on the form attached hereto as Exhibit B.

V.   OTHER CONFLICTS OF INTEREST

          A. FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST BETWEEN CLIENT ACCOUNTS AND PERSONAL INTERESTS

               Conflicts between an Employee's interest and a client's can also arise as a result of an Employee's affiliation with an issuer, where such affiliation may create a reason, other than the client's best interest, for the Employee to cause a client to acquire the securities of such issuer. Such an affiliation may arise, for example, where the Employee owns private securities of a publicly traded company. Such an affiliation might arise from the Employee's relationship with a non-Employee. For example, an Employee's spouse may be an officer, employee, consultant, investment banker, or member of the Board of Directors of the issuer.

               In order to avoid such conflicts, each Employee having an affiliation, economic or personal interest or relationship with an issuer must disclose such interest or relationship to a Compliance Officer if such Employee learns that the Company is considering making an investment in such issuer. If after disclosure, the Company determines that it has no inside information as a result of the Employee's disclosure of the relationship, and acquires the securities for its clients' accounts, then thereafter the affiliated Employee shall not participate in any discussion or have any communications with the

          Company or any of its Employees concerning the issuer or the purchase, sale or holding of any of such issuer's securities.

          B.   PROHIBITION  ON  PURCHASING   SECURITIES  IN  AN  INITIAL  PUBLIC
               OFFERING

               In addition, all Employees are prohibited from buying securities in an initial public offering in order to preclude the possibility of such Employee's unfairly profiting from his or her position with the Company.

          C.   PROHIBITION AGAINST GIFTS

               In order to preclude the possibility of undue influence, the Company prohibits its Employees from seeking or accepting gift(s) of more than de minimis value from broker-dealers or other persons providing services to the Company and/or its clients. This prohibition shall not apply to occasional meals, theater or sporting event tickets, and holiday gifts having a nominal value.

VI.       SUMMARY

          A.   IMPORTANCE OF ADHERENCE TO PROCEDURES

               It is very important that all Employees adhere strictly to the Policies and Procedures set forth herein. Any violations of such policies and procedures may result in serious sanctions, including censure or dismissal from the Company, unwinding of a transaction or, if unwinding is impractical, disgorgement of profits.

          B.   QUESTIONS

               Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to a Compliance Officer.

                                                                      Exhibit A

                         TUKMAN CAPITAL MANAGEMENT, INC.

                    PERSONAL TRADING/CONFIDENTIAL INFORMATION
                   POLICY STATEMENT AND COMPLIANCE PROCEDURES

                                 INITIAL REPORT

To the Compliance Officer of Tukman Capital Management, Inc. (the "Company"):

     1. I hereby acknowledge receipt of a copy of the Personal Trading Policies and Procedures for the Company.

     2. I have read and understand the Personal Trading Policies and Procedures and recognize that I am subject thereto in the capacity of an employee, officer and/or director of the Company.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of the Company, such as any economic relationship between my transactions and securities held or to be acquired by or on behalf of a client.

     4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

                                                             Type of Interest
Name of Securities            Number of Shares             (Direct or Indirect)
------------------            ----------------             --------------------







Date: _______________           Signature: ___________________________________

                                Print Name:  _________________________________

                                                                      Exhibit B

                         TUKMAN CAPITAL MANAGEMENT, INC.

                    PERSONAL TRADING/CONFIDENTIAL INFORMATION
                   POLICY STATEMENT AND COMPLIANCE PROCEDURES

                              ANNUAL CERTIFICATION

To the Compliance Officer of Tukman Capital Management, Inc. (the "Company"):

     1. I have read and understand the Personal Trading Policies and Procedures and recognize that I am subject thereto in my capacity as an employee, officer and/or director of the Company.

     2. I hereby certify that, during the year ended December 31, _______, I have complied with the requirements of the Personal Trading Policies and Procedures and during the period covered by this report (check one):

   ____ no Securities transactions requiring preapproval were effected in any Personal Account (as defined in the Personal Trading Policies and Procedures), or

   ____ the only Securities transactions that were effected have been timely disclosed to the Compliance Officer through a duplicate transaction confirmation or account statement.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of the Company, such as any economic relationship between my transactions and securities held or to be acquired by or on behalf of a client of the Company.

     4. As of December 31, _______, I had a direct or indirect beneficial ownership in the following Securities:

----------------------------- ------------------------ -------------------------------
                                                              TYPE OF INTEREST
     NAME OF SECURITIES          NUMBER OF SHARES           (DIRECT OR INDIRECT)
----------------------------- ------------------------ -------------------------------
----------------------------- ------------------------ -------------------------------

----------------------------- ------------------------ -------------------------------
----------------------------- ------------------------ -------------------------------

----------------------------- ------------------------ -------------------------------
----------------------------- ------------------------ -------------------------------

----------------------------- ------------------------ -------------------------------
----------------------------- ------------------------ -------------------------------

----------------------------- ------------------------ -------------------------------
----------------------------- ------------------------ -------------------------------

----------------------------- ------------------------ -------------------------------

Date: ________________           Signature: ___________________________________

                                 Print Name: __________________________________

WELLINGTON MANAGEMENT COMPANY, LLP
WELLINGTON TRUST COMPANY, NA
WELLINGTON MANAGEMENT INTERNATIONAL
WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD.

CODE OF ETHICS
--------------------------------------------------------------------------------
Summary

Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

--------------------------------------------------------------------------------
Policy  on  Personal
Securities
Transactions

Essentially, this policy requires that all personal securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

--------------------------------------------------------------------------------
Definition of
"Personal  Securities
Transactions"

The  following   transactions  by  Employees  are  considered  "personal"  under applicable SEC rules and therefore subject to this statement of policy:

1.   Transactions for an Employee's own account, including IRA's.

2. Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.
--------------------------------------------------------------------------------

Preclearance
Required

EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL EMPLOYEES MUST CLEAR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION. This includes bonds, stocks (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed. The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad-based stock index and U.S. government securities futures and options on such futures, transactions in open-end mutual funds, U.S. Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

Clearance for transactions must be obtained by contacting the Director of Global Equity Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs, Director of Enterprise Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR ONE TRADING DAY ONLY. THIS "ONE TRADING DAY" POLICY IS INTERPRETED AS FOLLOWS:

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR THE REMAINDER OF THAT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS CLOSED, CLEARANCE IS EFFECTIVE FOR THE NEXT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

--------------------------------------------------------------------------------
Filing of Reports

Records of personal securities transactions by Employees will be maintained. All Employees are subject to the following reporting requirements:


1
Duplicate  Brokerage
Confirmations

All  Employees  must  require  their   securities   brokers  to  send  duplicate
confirmations of their securities transactions to the Regulatory Affairs Department. Brokerage firms are accustomed to providing this service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for PERSONAL SECURITIES TRANSACTIONS OF THE EMPLOYEE. EMPLOYEES SHOULD NOT send the completed forms to their brokers directly. The form must be completed and returned to the Regulatory Affairs Department prior to any transactions being placed with the broker. The Regulatory Affairs Department will process the request in order to assure delivery of the confirms directly to the Department and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.


2
Filing of Quarterly
Report of all
"Personal Securities
Transactions"


SEC rules require that a quarterly record of all personal securities transactions submitted by each person subject to the Code's requirements and that this record be available for inspection. To comply with these rules, every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS) accessible to all Employees via the Wellington Management Intranet.

At the end of each calendar quarter, Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in open-end mutual funds, money market securities, U.S. Government securities, and futures and options on futures on U.S. government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.


3
Certification of Compliance

As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.


4
Filing of Personal

Annually, all Employees must file a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.


5
Review of Reports

All reports filed in accordance with this section will be maintained and kept confidential by the Regulatory Affairs Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.
--------------------------------------------------------------------------------

Restrictions on
"Personal  Securities
Transactions"

While all personal securities transactions must be cleared prior to execution, the following guidelines indicate which transactions will be prohibited, discouraged, or subject to nearly automatic clearance. The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.


1
No Employee may engage in personal transactions involving any securities which are:


o being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Regulatory Affairs Department.

o    the  subject  of a new or  changed  action  recommendation  from a research
     analyst   until  10  business   days   following   the   issuance  of  such
     recommendation;

o the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following reissuance of the recommendation

o actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.


2
The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or U.S. government securities.

3
No  Employee   engaged  in  equity  or  bond  trading  may  engage  in  personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

4
Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs or her designee upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

5
No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Director of Regulatory Affairs or her designee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

6
EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS UNLESS APPROVAL OF THE DIRECTOR OF REGULATORY AFFAIRS, DIRECTOR OF ENTERPRISE RISK MANAGEMENT OR THE GENERAL COUNSEL HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.


Gifts and Other
Sensitive Payments

Employees should not seek, accept or offer any gifts or favors of more than minimal value or any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization WITH WHOM THE FIRM TRANSACTS business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs Department.

Any question as to the propriety of such situations should be discussed with the Regulatory Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Regulatory Affairs.

Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

1
Use of the firm's funds for political purposes.

2
Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

3
Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

4
Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

5
Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

--------------------------------------------------------------------------------
Other Conflicts of
Interest
Employees should also be aware that areas other than personal securities transactions or gifts and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.


"Inside Information"
Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.


Use of Information
Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.


Disclosure of
Information
Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.


Outside
Activities
All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Regulatory Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.


Exemptive Procedure
The Director of Regulatory Affairs, the Director of Enterprise Risk Management, the General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

Any Employee wishing an exemption should submit a written request to the Director of Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Regulatory Affairs Department.


--------------------------------------------------------------------------------
Compliance with
The Code of Ethics

Adherence to the Code of Ethics is considered a basic condition of employment with our organization. The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

Revised: March 1, 2000

                            THE VANGUARD GROUP, INC.
                            ------------------------

                                 CODE OF ETHICS
                                 --------------

SECTION 1:  BACKGROUND

This Code of Ethics has been approved and adopted by the Board of Directors of The Vanguard Group, Inc. ("Vanguard") and the Boards of Trustees of each of the Vanguard funds in compliance with Rule 17j-1 under the Investment Company Act of 1940. The Code has been amended and restated effective as of May 1, 1999. Except as otherwise provided, the Code applies to all "Vanguard personnel," which term includes all employees, officers, Directors and Trustees of Vanguard and the Vanguard funds. The Code also contains provisions which apply to the investment advisers to the Vanguard funds (see section 11).

SECTION 2:  STATEMENT OF GENERAL FIDUCIARY STANDARDS

This Code of Ethics is based on the overriding principle that Vanguard personnel act as fiduciaries for shareholders' investments in the Vanguard funds. Accordingly, Vanguard personnel must conduct their activities at all times in accordance with the following standards:

     a) SHAREHOLDERS' INTERESTS COME FIRST. In the course of fulfilling their duties and responsibilities to Vanguard fund shareholders, Vanguard personnel must at all times place the interests of Vanguard fund shareholders first. In particular, Vanguard personnel must avoid serving their own personal interests ahead of the interests of Vanguard fund shareholders.

     b) CONFLICTS OF INTEREST MUST BE AVOIDED. Vanguard personnel must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to Vanguard fund shareholders.

     c) COMPROMISING SITUATIONS MUST BE AVOIDED. Vanguard personnel must not take advantage of their position of trust and responsibility at Vanguard. Vanguard personnel must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of Vanguard fund shareholders.

All activities of Vanguard personnel should be guided by and adhere to these fiduciary standards. The remainder of this Code sets forth specific rules and procedures which are consistent with these fiduciary standards. However, all activities by Vanguard personnel are required to conform with these fiduciary standards regardless of whether the activity is specifically covered in this Code.

SECTION 3:  DUTY OF CONFIDENTIALITY

Vanguard personnel must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Vanguard. This information includes but is not limited to:

     1)   information  on the  vanguard  funds,  including  recent or  impending
          securities    transactions   by   the   funds,   activities   of   the
          funds' advisers, offerings of new funds, and closings of funds;

     2)   information   on   Vanguard   fund    shareholders   and   prospective
          shareholders, including their identities, investments, and account transactions;

     3)   information  on  other  vanguard   personnel,   including  their  pay,
          benefits, position level, and performance ratings; and

     4) information on Vanguard business activities, including new services, products, technologies, and business initiatives.

Vanguard  personnel  have  the  highest  fiduciary   obligation  not  to  reveal
confidential Vanguard information to any party that does not have a clear and compelling need to know such information.

SECTION 4:  GIFT POLICY

Vanguard personnel are prohibited from seeking or accepting gifts of material value from any person or entity, including any Vanguard fund shareholder or Vanguard client, when such gift is in relation to doing business with Vanguard. In certain cases, Vanguard PERSONNEL MAY ACCEPT GIFTS OF DE MINIMIS value (as determined in accordance with guidelines set forth in Vanguard's Human Resources Policy Manual) but only if they obtain the approval of a Vanguard officer.

SECTION 5:  OUTSIDE ACTIVITIES

     a) PROHIBITIONS ON SECONDARY EMPLOYMENT. Vanguard employees are prohibited from working for any business or enterprise in the financial services industry that competes with Vanguard. In addition, Vanguard employees are prohibited from working for any organization that could possibly benefit from the employee's knowledge of confidential Vanguard information, such as new Vanguard services and technologies. Beyond these prohibitions, Vanguard employees may accept secondary employment, but only with prior approval from the Vanguard Compliance Department. Vanguard officers are prohibited from accepting or serving in any form of secondary employment unless they have received approval from a Vanguard Managing Director or the Vanguard Chairman and Chief Executive Officer.

     b) PROHIBITION ON SERVICE AS DIRECTOR OR PUBLIC OFFICIAL. Vanguard officers and employees are prohibited from serving on the board of directors of any publicly traded company or in an official capacity for any federal, state, or local government (or governmental agency or instrumentality) without prior approval from the Vanguard Compliance Department.

     c) PROHIBITION ON MISUSE OF VANGUARD TIME OR PROPERTY. Vanguard personnel are prohibited from using Vanguard time, equipment, services, personnel or property for any purposes other than the performance of their duties and responsibilities at Vanguard.

SECTION 6:  GENERAL PROHIBITIONS ON TRADING

     a) TRADING ON KNOWLEDGE OF VANGUARD FUNDS ACTIVITIES. All Vanguard personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Vanguard funds or the funds' investment advisers. In particular, Vanguard personnel are prohibited from purchasing or selling, directly or indirectly, any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, by a Vanguard fund. This prohibition applies to all securities in which the person has acquired or will acquire "beneficial ownership." For these purposes, a person is considered to have beneficial ownership in all securities over which the person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner. Under this Code of Ethics, Vanguard personnel are considered to have beneficial ownership of all securities owned by their spouse or minor children.

     b) VANGUARD INSIDER TRADING POLICY. All Vanguard personnel are subject to Vanguard's Insider Trading Policy, which is considered an integral part of this Code of Ethics. Vanguard's Insider Trading Policy prohibits Vanguard personnel from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits Vanguard personnel from communicating to third parties any material nonpublic information about any security or issuer of securities. Any violation of Vanguard's Insider Trading Policy may result in penalties which could include termination of employment with Vanguard.

SECTION 7:  ADDITIONAL TRADING RESTRICTIONS FOR ACCESS PERSONS

     a) APPLICATION. The restrictions of this section 7 apply to all Vanguard access persons. For purposes of the Code of Ethics, "access persons" include:

     1) any Director or Trustee of Vanguard or a Vanguard fund, excluding disinterested Directors and Trustees (i.e., any Director or Trustee who is not an "interested person" of a Vanguard fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940);

     2)   any officer of Vanguard or a Vanguard fund; and

     3) any employee of Vanguard or a Vanguard fund who in the course of his or her regular duties participates in the selection of a Vanguard fund's securities or who works in a Vanguard department or unit that has access to information regarding a Vanguard fund's impending purchases or sales of securities.

The Vanguard Compliance Department will notify all Vanguard personnel who qualify as access persons of their duties and responsibilities under this Code of Ethics. The restrictions of this section 7 apply to all transactions in which a Vanguard access person has or will acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the restrictions do not apply to transactions in accounts over which the access person has no direct or indirect control or influence.

     b)   GENERAL  RESTRICTIONS FOR ACCESS PERSONS.  Vanguard access persons are
subject  to  the  following   restrictions  with  respect  to  their  securities
transactions:

     1) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. Vanguard access persons must receive approval from the Vanguard Compliance Department before
          purchasing  or  selling  any  securities.   The  Vanguard   Compliance
          Department will notify Vanguard access persons if their proposed securities transactions are permitted under this Code of Ethics.

     2) TRADING THROUGH VANGUARD BROKERAGE SERVICES. Vanguard access persons must conduct all their securities transactions through Vanguard Brokerage Services. Vanguard Brokerage Services will send a confirmation notice of any purchase or sale of securities by a Vanguard access person to the Vanguard Compliance Department.

     3) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Vanguard access persons are prohibited from acquiring securities in an initial public offering.

     4) PROHIBITION ON PRIVATE PLACEMENTS. Vanguard access persons are prohibited from acquiring securities in a private placement without prior approval from the Vanguard Compliance Department. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in a Vanguard fund's later consideration of an investment in the issuer.

     5) PROHIBITION ON OPTIONS. Vanguard access persons are prohibited from acquiring or selling any option on any security.

     6) PROHIBITION ON SHORT-SELLING. Vanguard access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

     7) PROHIBITION ON SHORT-TERM TRADING PROFITS. Vanguard access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days. In the event that an access person realizes profits on such short-term trades, the access person must relinquish such profits to The Vanguard Group Foundation.

     c) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Vanguard access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by the Vanguard funds:

     1) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. Vanguard access persons are prohibited from purchasing or selling any security within three calendar days after a Vanguard fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to The Vanguard Group Foundation.

     2) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. A Vanguard access person who purchases a security within seven calendar days before a Vanguard fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to The Vanguard Group Foundation any gain from the transaction.

     3) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. A Vanguard access person who sells a security within seven days before a Vanguard fund sells the same (or a related) security must relinquish to The Vanguard Group Foundation the difference between the access person's sale price and the Vanguard fund's sale price (assuming the access person's sale price is higher).

     4) RESTRICTIONS NOT APPLICABLE TO TRADES BY VANGUARD INDEX FUNDS. The restrictions of this section 7c do not apply to purchases and sales of securities by Vanguard access persons which would otherwise violate section 7c solely because the transactions coincide with trades by any Vanguard index funds.

SECTION 8:  ADDITIONAL TRADING RESTRICTIONS FOR INSTITUTIONAL CLIENT CONTACTS

     a) APPLICATION. The restrictions of this section 8 apply to all Vanguard Institutional client contacts. For purposes of the Code of Ethics, an "Institutional client contact" includes any Vanguard employee who works in a department or unit at Vanguard that has significant levels of interaction or dealings with the management of clients of Vanguard's Institutional Investor Group. The Vanguard Compliance Department will notify Vanguard employees who qualify as Institutional client contacts of the restrictions of this Section 8.

     b) PROHIBITION ON TRADING SECURITIES OF INSTITUTIONAL CLIENTS. Vanguard Institutional client contacts are prohibited from acquiring securities issued by clients of the Vanguard Institutional Investor Group (including any options or futures contracts based on such securities). In the event that any individual who becomes subject to this prohibition already owns securities issued by Institutional clients, the individual will be prohibited from disposing of those securities without prior approval from the Vanguard Compliance Department. The restrictions of this section 8 apply to all transactions in which Institutional client contacts have acquired or would acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions in any account over which an individual does not possess any direct or indirect control or influence. The Vanguard Compliance Department will maintain a list of the Institutional clients to which the prohibitions of this section 8 apply. The Vanguard Compliance Department may waive the prohibition on acquiring securities of Institutional clients in appropriate cases (including, for example, cases in which an individual acquires securities as part of an inheritance or through an employer-sponsored employee benefits or compensation program).

SECTION 9:  COMPLIANCE PROCEDURES

     a) APPLICATION. The requirements of this section 9 apply to all Vanguard personnel other than disinterested Directors and Trustees (see section 7a). The requirements apply to all transactions in which Vanguard personnel have acquired or would acquire beneficial ownership (see section 6a) of a security, including transactions by a spouse or minor child. However, the requirements do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the requirements do not apply to securities acquired for accounts over which the person has no direct or indirect control or influence.

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     b)   DISCLOSURE OF PERSONAL HOLDINGS. All Vanguard  personnel must disclose their personal securities holdings to the Vanguard Compliance Department upon commencement of employment with Vanguard. These disclosures must identify the title, number of shares, and principal amount with respect to each security holding.

     c) RECORDS OF SECURITIES TRANSACTIONS. All Vanguard personnel must notify the Vanguard Compliance Department if they have opened or intend to open a brokerage account. Vanguard personnel must direct their brokers to supply the Vanguard Compliance Department with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

     d) CERTIFICATION OF COMPLIANCE. All Vanguard personnel must certify annually to the Vanguard Compliance Department that: (i) they have read and understand this Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 10:  REQUIRED REPORTS BY DISINTERESTED DIRECTORS AND TRUSTEES

Disinterested Directors and Trustees (see section 7a) are required to report their securities transactions to the Vanguard Compliance Department only in cases where the Director or Trustee knew or should have known during the 15-day period immediately preceding or following the date of the transaction that the security had been purchased or sold, or was being considered for purchase or sale, by a Vanguard fund.

SECTION 11: APPLICATION TO INVESTMENT ADVISERS

     a) ADOPTION OF CODE OF ETHICS. Each investment adviser to a Vanguard fund must adopt a code of ethics in compliance with Rule 17j-1 and provide the Vanguard Compliance Department with a copy of the code of ethics and any subsequent amendments. Each investment adviser is responsible for enforcing its code of ethics and reporting to the Vanguard Compliance Department on a timely basis any violations of the code of ethics and resulting sanctions.

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     b)   PREPARATION OF ANNUAL  REPORTS.  Each investment adviser to a Vanguard fund must prepare an annual report on its code of ethics for review by the Board of Trustees of the Vanguard fund. This report must contain the following:

     1) a description of any issues arising under the adviser's code of ethics including, but not limited to, information about any violations of the code, sanctions imposed in response to such violations, changes made to the code's provisions or procedures, and any recommended changes to the code; and

     2)   a  certification   that  the  investment   adviser  has  adopted  such
          procedures as are reasonably necessary to prevent access persons from violating the code of ethics.

SECTION 12:  REVIEW BY BOARDS OF DIRECTORS AND TRUSTEES

     a) REVIEW OF INVESTMENT ADVISERS' CODE OF ETHICS. Prior to retaining the services of any investment adviser for a Vanguard fund, the Board of Trustees of the Vanguard fund must review the code of ethics adopted by the investment adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940. The Board of Trustees must receive a certification from the investment adviser that the adviser has adopted such procedures as are reasonably necessary to prevent access persons from violating the adviser's code of ethics. A majority of the Trustees of the Vanguard fund, including a majority of the disinterested Trustees of the Fund, must determine whether the adviser's code of ethics contains such provisions as are reasonably necessary to prevent access persons from engaging in any act, practice, or course of conduct prohibited by the anti-fraud provisions of Rule 17j-1.

     b) REVIEW OF VANGUARD ANNUAL REPORTS. The Vanguard Compliance Department must prepare an annual report on this Code of Ethics for review by the Board of Directors of Vanguard and the Boards of Trustees of the Vanguard funds. The report must contain the following:

     1) a description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code's provisions or procedures, and any recommended changes to the Code; and

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     2)   a certification that Vanguard and the Vanguard Funds have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

SECTION 13:  SANCTIONS

In the event of any violation of this Code of Ethics, Vanguard senior management will impose such sanctions as deemed necessary and appropriate under the circumstances and in the best interests of Vanguard fund shareholders. In the case of any violations by Vanguard employees, the range of sanctions could include a letter of censure, suspension of employment without pay, or permanent termination of employment.

SECTION 14:  RETENTION OF RECORDS

Vanguard must maintain all records required by Rule 17j-1 including: (i) copies of this Code of Ethics and the codes of ethics of all investment advisers to the Vanguard funds; (ii) records of any violations of the codes of ethics and actions taken as a result of the violations; (iii) copies of all certifications made by Vanguard personnel pursuant to section 9d; (iv) lists of all Vanguard personnel who are, or within the past five years have been, access persons subject to the trading restrictions of section 8 and lists of the Vanguard compliance personnel responsible for monitoring compliance with those trading restrictions; and (v) copies of the annual reports to the Boards of Directors and Trustees pursuant to section 12.